Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, David G. Nance, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Introgen Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Introgen Therapeutics, Inc.

Date: November 9, 2007	By: Name:	/s/ DAVID G. NANCE David G. Nance
	Title:	Chief Executive Officer
I, James W. Albrecht, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Introgen Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Introgen Therapeutics, Inc.

Date: November 9, 2007	By:	/s/ JAMES W. ALBRECHT, JR
	Name:	James W. Albrecht, Jr
	Title:	Chief Financial Officer